UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 30, 2008

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:   (253) 205-3000

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 30, 2008, Zones, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2007.  A copy of the press release is furnished as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

Increase in Buyback Authorization
On January 30, 2008, the Board of Directors approved an amendment to the Company’s stock repurchase program.  Under the plan as amended, the Company may repurchase up to an additional $3.0 million in shares of the Company’s common stock, in either open market or private transactions at prevailing market prices, until February 28, 2009.  The exact timing and amount of purchases will depend on market prices.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1, Press release dated January 30, 2008, announcing quarter and year ended December 31, 2007 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: February 5, 2008	/s/ RONALD P. MCFADDEN
By: Ronald P. McFadden
Its: Secretary and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Press Release, dated January 30, 2008